Exhibit 99.1

Aspirational Consumer Lifestyle Corp. Announces Shareholder Approval of Business Combination with Wheels Up

NEW YORK, July 12, 2021 – Aspirational Consumer Lifestyle Corp. (“Aspirational”) (NYSE: ASPL), a special purpose acquisition company, today announced that its shareholders have voted to approve the previously announced business combination with Wheels Up Partners Holdings LLC (“Wheels Up”), the leading brand in private aviation.

At the extraordinary general meeting of Aspirational shareholders held today, approximately 93.6% of the votes cast, representing approximately 63.3% of holders of Aspirational’s outstanding shares, approved the proposed business combination with Wheels Up.

Subject to the satisfaction of certain other closing conditions, the business combination is expected to close on July 13, 2021, after which Wheels Up’s Class A common stock and warrants will be listed on the New York Stock Exchange under the ticker symbols “UP” and “UP WS”, respectively, and ASPL will be renamed “Wheels Up Experience Inc.”

About Aspirational Consumer Lifestyle Corp.

Launched in September 2020, Aspirational is a partnership of experienced consumer investors and former LVMH operating executives alongside L Catterton, the largest global consumer-focused private equity firm, as a minority partner. Aspirational identifies and invests in innovative, premium lifestyle brands which offer consumers aspirational experiences, products and services. To learn more about Aspirational, visit www.aspconsumer.com.

About Wheels Up

Wheels Up is a leading provider of private aviation services in the U.S. through a fleet of owned, managed, and third-party planes. Its mission is to connect flyers to private aircraft – and one another – to deliver exceptional, personalized experiences. The Company has approximately 11,000 active users and is headquartered in New York.

For more information, please visit www.wheelsup.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Wheels Up and Aspirational. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Aspirational’s securities, (ii) the risk that the transaction may not be completed by Aspirational’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Aspirational, (iii) the failure to satisfy the remaining conditions to the consummation of the transaction, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the inability to complete the PIPE investment in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of that certain Agreement and Plan of Merger, dated as of February 1, 2021, as amended on May 6, 2021 (the “Merger Agreement”), by and among Aspirational, Wheels Up and the other parties thereto, (vii) the effect of the announcement or pendency of the transaction on Wheels Up’s business relationships, operating results and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Wheels Up and potential difficulties in Wheels Up employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against Wheels Up or against Aspirational related to the Merger Agreement or the transaction, (x) the ability to maintain the listing of the Aspirational’s securities a national securities exchange, (xi) the price of Aspirational’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aspirational plans to operate or Wheels Up operates, variations in operating performance across competitors, changes in laws and regulations affecting Aspirational’s or Wheels Up’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Aspirational’s Annual Report on Form 10-K, as amended, and the definitive proxy statement/prospectus filed by Aspirational with the Securities and Exchange Commission (the “SEC”) on June 23, 2021, and other documents filed by Aspirational from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Wheels Up and Aspirational assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Wheels Up nor Aspirational gives any assurance that either Wheels Up or Aspirational or the combined company will achieve its expectations.

Media Contacts

Jonesworks
Email: wheelsup@jonesworks.com
212-839-0111

Kivvit
Josh Vlasto
Email: JVlasto@Kivvit.com
917-881-9662

Investor Contact

IR@Wheelsup.com